                                                                       EXHIBIT I

                      READ CAREFULLY AND CONSULT WITH YOUR
                             ATTORNEY BEFORE SIGNING

                                    RELEASE


          1.  In full consideration of the execution of this Release by Timothy
E. Needham ("TEN"), American Pad & Paper Company (the "Company") will provide TEN with the consideration and other rights set forth in the letter agreement (the "Letter Agreement") dated October 13, 1998 to which this Release is attached as Exhibit I.

          2. TEN, intending to be legally bound and for and in consideration of the benefits described in the Letter Agreement, does for himself his heirs, executors, administrators, successors and assigns hereby remise, release and forever discharge the Company, its successors, predecessors, subsidiaries, affiliates, directors, officers, agents and employees, and all persons, corporations or other entities who might be claimed to be jointly and severally liable with them, from any and all actions and causes of action, claims and demands, suits, damages including back pay, front pay, employee benefits, bonuses, liquidated damages, attorneys' fees, expenses, debts, dues, accounts, bonds, covenants, contracts, agreements and compensation whatsoever and from any claims for retaliation, and from any and all other claims of any nature whatsoever against the Company, whether known or unknown or whether asserted or unasserted, including but not limited to claims under the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 ET SEQ.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e ET SEQ.), the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. Section 1161 ET SEQ.), and the Age Discrimination in Employment Act (29 U.S.C. Section 626 ET SEQ.), claims for breach of contract, discrimination, wrongful discharge, tortious interference with contract, intentional and negligent infliction of emotional distress, and any other statutory or common law theories, including any claim for attorneys' fees and costs, from the beginning of time to the date of the Letter Agreement, which he or anyone claiming by, through or under him in any way might have or could claim against the Company; provided that, TEN specifically does not release and specifically reserves all of his rights with respect to the following:

          (a)  the Letter Agreement;

          (b)  the Employment Agreement;

          (c) those certain stock option agreements between TEN and the Company;

          (d) any rights of TEN pursuant to the Company's health and welfare plans; and

          (e) any rights of TEN as to indemnification with regard to any existing or future litigation involving TEN to the extent such rights are provided to TEN in the Company's certificate of incorporation and/or bylaws or in the Letter Agreement.

          3. TEN confirms that he has had at least twenty-one (21) day to consider whether or not to sign this Release, it first having been presented to TEN on October 7, 1998. TEN certifies that he has read the terms of the Letter Agreement and the Release, that he understands the terms and effects, and that he has signed the Letter Agreement and the Release voluntarily and knowingly in exchange for the consideration described in the Letter Agreement, which consideration TEN acknowledges is in addition to anything to which TEN already is entitled and which he acknowledges as adequate and satisfactory to him.

          4. TEN acknowledges that he understands he may revoke his agreement to this release if he does so within 7 days of executing it and that this release is not effective until that 7 day period has expired.

          5. This Release shall be governed by and construed in accordance with the laws of the State of Texas.

          6. Except as provided herein, each of the provisions of this Release is intended to be severable. If any term or provision is held to be invalid, void or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not effect the remainder of this Release.

          7. TEN, intending to be legally bound, has voluntarily executed this Release with full understanding of the contents hereof and after having had ample time to review and study the Letter Agreement and this Release.

          Signed and executed this ____ day of October, 1998.

WITNESS:



______________________                 ____________________________(SEAL)
                                       TIMOTHY E. NEEDHAM